Exhibit 21

SUBSIDIARIES OF THE REGISTRANT

Unless otherwise indicated by an asterisk (*), all of the voting securities of these subsidiaries are directly or indirectly owned by the registrant. The indentation reflects the principal parent of each subsidiary.

Name		Country Name	Jurisdiction
American Express Company		United States	New York
	56th Street AXP Campus LLC	United States	Arizona
	American Express Austria Bank GmbH	Austria	Austria
	American Express Bank LLC	Russian Federation	Russia
	American Express Banking Corp.	United States	New York
	American Express Travel Related Services Company, Inc.	United States	New York
	Accertify, Inc.	United States	Delaware
	American Express Bank (Mexico) S.A. Institucion de Banca Multiple	Mexico	Mexico
	American Express Bank Services, S. de R.L. de C.V.	Mexico	Mexico
	American Express Bank, FSB	United States	Federal, United States
	American Express Receivables Financing Corporation IV LLC	United States	Delaware
	American Express Centurion Bank	United States	Utah
	American Express Receivables Financing Corporation III LLC	United States	Delaware
	American Express Company (Mexico) S.A. de C.V.	Mexico	Mexico
	American Express Insurance Services, Agente de Seguros, S.A. de C.V.	Mexico	Mexico
	American Express Servicios Profesionales, S. de R.L. de C.V.	Mexico	Mexico
	American Express Credit Corporation	United States	Delaware
	American Express Capital Australia	Australia	New South Wales
	American Express Credit Mexico, LLC	United States	Delaware
	Fideicomiso Empresarial Amex	Mexico	Mexico
	American Express Luxembourg S.a r.l	Luxembourg	Luxembourg
	American Express Overseas Credit Corporation Limited	Jersey	Jersey
	AEOCC Management Company Limited	Jersey	Jersey
	American Express Funding (Luxembourg) S.a.r.l	Luxembourg	Luxembourg
	American Express Overseas Credit Corporation N.V.	Netherlands Antilles	Netherlands Antilles
	AE Hungary Holdings Limited Liability Company	Hungary	Hungary
	American Express Canada Credit Corporation	Canada	Nova Scotia
	American Express Canada Finance Limited	Canada	British Columbia
	American Express Jersey Finance Limited	Jersey	Jersey
	Credco Receivables Corp.	United States	Delaware
	American Express GP Japan K.K.	Japan	Japan
	American Express Insurance Agency of Puerto Rico, Inc.	Puerto Rico	Puerto Rico
	American Express International (NZ), Inc.	United States	Delaware
	American Express Limited	United States	Delaware
	American Express (Malaysia) SDN. BHD.	Malaysia	Malaysia
	American Express Brasil Assessoria Empresarial Ltda.	Brazil	Brazil
	American Express de Espana, S.A. (Sociedad Unipersonal)	Spain	Spain
	American Express Card Espana, S.A.U.	Spain	Spain
	American Express Viajes, S.A. (Sociedad Unipersonal)	Spain	Spain
	Amex Asesores de Seguros, S.A. (Sociedad Unipersonal)	Spain	Spain

Name		Country Name	Jurisdiction
	American Express European Holdings B.V.	Netherlands	Netherlands
	Alpha Card S.C.R.L./C.V.B.A.*	Belgium	Belgium
	Alpha Card Merchant Services S.C.R.L./C.V.B.A.*	Belgium	Belgium
	BCC Corporate NV/SA*	Belgium	Belgium
	American Express International, Inc.	United States	Delaware
	AE Exposure Management Limited	Jersey	Jersey
	American Express (India) Private Limited	India	India
	American Express (Thai) Company Limited	Thailand	Thailand
	American Express Advanced Services Europe Limited	United Kingdom	England and Wales
	American Express Asia Network Consulting (Beijing) Limited Company	China	China
	American Express Continental, LLC	United States	Delaware
	American Express Australia Limited	Australia	Victoria
	American Express Wholesale Currency Services Pty Limited	Australia	New South Wales
	Centurion Finance Limited	New Zealand	New Zealand
	American Express Dutch Capital, LLC	United States	Delaware
	American Express Travel Holdings Netherlands B.V.	Netherlands	Netherlands
	American Express Travel Holdings Netherlands Cooperatief U.A.	Netherlands	Netherlands
	GBT III B.V.*	Netherlands	Netherlands
	American Express Travel Services Vostok LLC	Russian Federation	Russian Federation
	American Express, spol. s r.o.	Czech Republic	Czech Republic
	Amex Funding Management (Europe) Limited	Jersey	Jersey
	Loyalty Partner Holdings S.A.	Luxembourg	Luxembourg
	LB Luxembourg Two S.a.r.l.	Luxembourg	Luxembourg
	Loyalty Partner GmbH	Germany	Germany
	Loyalty Partner Singapore Pte Ltd.*	Singapore	Singapore
	Loyalty Solutions & Research Pte Ltd.*	India	India
	Loyalty Partner Solutions GmbH	Germany	Germany
	LP Management Verwaltung GmbH	Germany	Germany
	LP Management Beteiligung GmbH & Co. KG	Germany	Germany
	Payback GmbH	Germany	Germany
	emnos GmbH	Germany	Germany
	emnos Iberia S.L.	Spain	Spain
	emnos S.a.r.l.	France	France
	emnos UK Ltd.	United Kingdom	United Kingdom
	emnos USA Corp.	United States	Delaware
	Loyalty Partner Polska Sp. z o.o.	Poland	Poland
	Loyalty Partner Polska Sp. z o.o. Sp. komandytowa	Poland	Poland
	Amex Global Holdings C.V.	Netherlands	Netherlands
	Amex NL Holdings 99, LLC	United States	Delaware
	American Express Holdings Netherlands CV	Netherlands	Netherlands
	Loyalty Partner Holdings B.V.	Netherlands	Netherlands
	Loyalty Partner Services Mexico, S. de R.L. de C.V.	Mexico	Mexico
	PAYBACK Italia S.r.l.	Italy	Italy
	Payback Mexico S. de R.L. de C.V.	Mexico	Mexico
	American Express Holdings Limited	United Kingdom	England and Wales
	American Express Insurance Services Europe Limited	United Kingdom	England and Wales
	American Express Services Europe Limited	United Kingdom	England and Wales

Name		Country Name	Jurisdiction
	American Express Denmark A/S	Denmark	Denmark
	American Express Europe LLC	United States	Delaware
	American Express Group Services Limited	United Kingdom	England and Wales
	American Express International (Taiwan), Inc.	Taiwan	Taiwan
	American Express International Holdings, LLC	United States	Delaware
	American Express Argentina S.A.	Argentina	Argentina
	American Express Holdings (France) SAS	France	France
	American Express France SAS	France	France
	American Express Canada Holdings B.V.	Netherlands	Netherlands
	American Express Holding AB	Sweden	Sweden
	Forsakringsaktiebolaget Viator	Sweden	Sweden
	Amex Broker Assicurativo s.r.l.	Italy	Italy
	Amex Canada Inc.	Canada	Ontario
	American Express Carte France SA	France	France
	American Express Services SA	France	France
	American Express Paris SAS	France	France
	American Express Management	France	France
	American Express France Finance SNC	France	France
	American Express Japan Co., Ltd.	Japan	Japan
	American Express Locazioni Finanziarie s.r.l.	Italy	Italy
	American Express Payment Services Limited	United Kingdom	England and Wales
	American Express Services India Limited	India	India
	American Express Swiss Holdings GmbH	Switzerland	Switzerland
	Swisscard AECS GmbH*	Switzerland	Switzerland
	American Express Technology Service (Hangzhou) Company Limited	China	China
	American Express TLS HK Limited	Hong Kong	Hong Kong
	Amex General Insurance Agency, Inc.	Taiwan	Taiwan
	Amex Life Insurance Marketing, Inc.	Taiwan	Taiwan
	Amex Taiwan Trust	United States	Delaware
	American Express Service (Thailand) Company Limited	Thailand	Thailand
	PT American Express Indonesia	Indonesia	Indonesia
	American Express Marketing & Development Corp.	United States	Delaware
	American Express Prepaid Card Management Corporation	United States	Arizona
	American Express Receivables Financing Corporation II	United States	Delaware
	American Express Receivables Financing Corporation VIII LLC	United States	Delaware
	Amex (Middle East) B.S.C. (closed)*	Bahrain	Bahrain
	Amex (Saudi Arabia) Limited*	Saudi Arabia	Saudi Arabia
	Amex Al Omania LLC*	Oman	Oman
	Amex Egypt Company Limited Liability Company*	Egypt	Egypt
	Amex Bank of Canada	Canada	Federal, Canada
	Amex Services, Inc.	United States	Delaware
	vente-privee USA, LLC*	United States	Delaware
	Asesorías e Inversiones American Express Chile Limitada	Chile	Chile
	Bansamex, S.A.*	Spain	Spain
	Cavendish Holdings, Inc.	United States	Delaware
	Sometrics, Inc.	United States	California
	Southern Africa Travellers Cheque Company (Pty) Ltd	South Africa	South Africa
	Travellers Cheque Associates Limited*	United Kingdom	England and Wales
	AMEX Assurance Company	United States	Illinois
	AMEXCO Insurance Company	United States	Vermont
	Rexport, Inc.	United States	Delaware